CONFIRMING STATEMENT

	This Statement confirms that the undersigned, Jennifer L. Carnes, has authorized and designated Peter M. Sullivan and Katherine Cain to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Mellon Optima L/S Strategy Fund, LLC (the Fund) or as a result of the undersigned's position with the Fund. The authority of Peter M. Sullivan and Katherine Cain under this Statement shall continue until the undersigned is no longer required to File Forms 3, 4, and 5 with regard to her ownership of or transactions in securities of the Fund, or with regard to her position with the Fund, unless earlier revoked in writing. The undersigned acknowledges that Peter M. Sullivan and Katherine Cain are not assuming any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

Date: October 4, 2010	        s/  Jennifer L. Carnes

	                          Jennifer L. Carnes